EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-167784, No. 333-130065 and No. 333-145744 on Form S-8 of our report dated March 8, 2012 relating to the consolidated financial statements and financial statement schedule of Core-Mark Holding Company, Inc., and the effectiveness of Core-Mark Holding Company, Inc.'s internal control over financial reporting dated March 8, 2012, appearing in this Annual Report on Form 10-K of Core-Mark Holding Company, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
San Francisco, California March 8, 2012